UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

PremierWest Bancorp

(Exact Name of Registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	000-50332 (Commission File Number)	93 - 1282171 (IRS Employer Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

(Former name or former address, if changed since last report)

Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b), (c)

On January 6, 2012, PremierWest Bancorp announced that William Yarbenet, Executive Vice President & Chief Credit Officer, plans to leave PremierWest Bancorp effective January 31, 2012, and that Joe Danelson, Executive Vice President, age 54, will assume the role of Chief Credit Officer. Mr. Yarbenet gave notice of his departure on January 5, 2012. Mr. Danelson joined PremierWest in April 2008 and has served as Executive Vice President & Chief Banking Officer. Prior to joining PremierWest Mr. Danelson held various positions with U.S. Bank including from 2003 through March 2008 as Regional President for U.S. Bank’s Oregon Valley Coast Region. In addition, PremierWest Bancorp announced that Senior Vice President Steve Erb, age 49, will join the executive management team with responsibility for the branch system, consumer lending, and mortgage operations, as well as the investment and finance company subsidiaries. Immediately prior to joining PremierWest in 2008 as Senior Vice President & Director of Operations Mr. Erb served as Senior Vice President & Area Manager for a multi-state community bank. From 1986 to 2007 Mr. Erb held various management positions with Wells Fargo Bank, including District Manager with responsibility for sales and operations of Jackson and Douglas county, Oregon branches. The appointments of Mr. Danelson and Mr. Erb are subject to regulatory approval. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits.
99.1 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERWEST BANCORP (Registrant)
Date: January 6, 2012	By:	/s/ Tom Anderson___________________ Tom Anderson Executive Vice President Chief Administrative Officer